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                                                                   Exhibit 23.2





                        CONSENT OF PRICEWATERHOUSECOOPERS GMBH




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1999 relating to the consolidated financial statements of Henkel-Ecolab Joint Venture which is included in Ecolab Inc.'s 1998 Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 26, 1999 relating to the financial statement schedule of Henkel-Ecolab Joint Venture, which appears in such Annual
Report on Form 10-K. We also consent to the references to us under the heading "Incorporation of Documents by Reference."


Dusseldorf, Germany
May 27, 1999


PricewaterhouseCoopers
Gesellschaft mit beschrankter Haftung
Wirtschaftsprufungsgesellschaft



/s/ Betz                           /s/Leveque
Betz                               Leveque
Wirtschaftsprufer                  Certified Public Accountant